     As filed with the Securities and Exchange Commission on March 20, 2002
                                                           Registration No. 333-
================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             _______________________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933
                             _______________________

                               ACTUATE CORPORATION
             (Exact name of registrant as specified in its charter)

                 Delaware                                      94-3193197
       (State or other jurisdiction                           (IRS Employer
     of incorporation or organization)                     Identification No.)

                              701 Gateway Boulevard
                      South San Francisco, California 94080
                                 (650) 837-2000
               (Address of principal executive offices) (Zip Code)
                             _______________________

                 ACTUATE CORPORATION 1998 EQUITY INCENTIVE PLAN
              ACTUATE CORPORATION 1998 EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the Plans)
                             _______________________

                               PETER I. CITTADINI
                             Chief Executive Officer
                                  and PRESIDENT
                               ACTUATE CORPORATION
                              701 Gateway Boulevard
                      South San Francisco, California 94080
                     (Name and address of agent for service)
                                 (650) 837-2000
          (Telephone number, including area code, of agent for service)
                            _______________________

                         CALCULATION OF REGISTRATION FEE

================================================================================

            Title of                                           Proposed Maximum     Proposed Maximum
           Securities                          Amount             Offering             Aggregate            Amount of
              to be                             to be               Price               Offering           Registration
           Registered                        Registered (1)      per Share (2)          Price (2)              Fee
           ----------                        ----------          ---------              -----                  ---
1998 Equity Incentive Plan
--------------------------
     Options                                                        N/A                     N/A                  N/A
     Common Stock (par value $.001)        2,800,000 shares       $6.74              $18,872,000           $1,736.22

1998 Employee Stock Purchase Plan
---------------------------------
     Common Stock (par value $.001)          600,000 shares        $6.74              $4,044,000             $372.05

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the 1998 Equity Incentive Plan and 1998 Employee Stock Purchase Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of Common Stock of Actuate Corporation.

(2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low prices per share of Common Stock of Actuate Corporation as reported on the Nasdaq National Market on March 15, 2002.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference
         ---------------------------------------

         Actuate Corporation (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "SEC"):

        (a) The Registrant's Form 10-K filed with the SEC for the fiscal year ended December 31, 2001; and

        (b) The Registrant's Registration Statement No. 0-24607 on Form 8-A filed with the SEC on July 10, 1998 pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "34 Act") in which there is described the terms, rights and provisions applicable to the Registrant's outstanding Common Stock.

         All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities
         -------------------------

         Not Applicable.

Item 5.  Interests of Named Experts and Counsel
         --------------------------------------

         Not Applicable.

Item 6.  Indemnification of Directors and Officers
         -----------------------------------------

         Section 145 of the Delaware General Corporation Law authorizes a court to award or a corporation's board of directors to grant indemnification to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933 ("1933 Act"). The Registrant's Bylaws provide for mandatory indemnification of its directors and officers and permissible indemnification of employees and other agents to the maximum extent permitted by the Delaware General Corporation Law. The Registrant's Certificate of Incorporation provides that, pursuant to Delaware law, its directors shall not be liable for monetary damages for breach of their fiduciary duty as directors to the Registrant and its stockholders. This provision in the Certificate of Incorporation does not eliminate the fiduciary duty of the directors, and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to the Registrant for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws. The Registrant has entered into Indemnification Agreements with its officers and directors. The Indemnification Agreements provide the Registrant's officers and directors with further indemnification to the maximum extent permitted by the Delaware General Corporation Law.

Item 7.  Exemption from Registration Claimed
         -----------------------------------

         Not Applicable.

Item 8.  Exhibits
         --------

Exhibit Number      Exhibit
--------------      -------

      4 Instrument Defining Rights of Stockholders. Reference is made to Registrant's Registration Statement No. 0-24607 on Form 8-A, which is incorporated herein by reference pursuant to Item 3(b) of this Registration Statement.

      5 Opinion and consent of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP.

     23.1           Consent of Ernst & Young LLP, Independent Auditors.

     23.2 Consent of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP is contained in Exhibit 5.

     24 Power of Attorney. Reference is made to page II-3 of this Registration Statement.

Item 9.  Undertakings
         ------------

               A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the 1933 Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) shall
                        --------
not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference in this Registration Statement; (2) that for the purpose of determining any liability under the 1933 Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Registrant's 1998 Equity Incentive Plan and 1998 Employee Stock Purchase Plan.

               B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6 or otherwise, the Registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the 1933 Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

               Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of South San Francisco, State of California on this 20th day of March, 2002.

                           ACTUATE CORPORATION

                           By: /s/ Daniel A. Gaudreau
                              --------------------------------------------------
                              Daniel A. Gaudreau, Senior Vice President, Finance and Administration and Chief Financial Officer

                                POWER OF ATTORNEY
                                -----------------

KNOW ALL PERSONS BY THESE PRESENTS:

               That the undersigned officers and directors of Actuate Corporation, a Delaware corporation, do hereby constitute and appoint Peter I. Cittadini and Daniel A. Gaudreau, and either of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and either one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or either one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

               IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

               Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                                       Title                                               Date
---------                                       -----                                               ----
         /s/ Nicolas C. Nierenberg              Chairman of the Board and                        March 20, 2002
--------------------------------------------
         Nicolas C. Nierenberg                  Chief Architect


         /s/ Peter I. Cittadini                 President, Chief Executive                       March 20, 2002
-----------------------------------------
         Peter I. Cittadini                     Officer and Director
                                                (Principal Executive Officer)


          /s/ Daniel A. Gaudreau                Senior Vice President, Finance and               March 20, 2002
----------------------------------------
         Daniel A. Gaudreau                     Administration and Chief Financial Officer
                                                (Principal Financial and Accounting Officer)

         /s/ George B. Beitzel                  Director                                         March 20, 2002
------------------------------------------
         George A. Beitzel

         /s/ Kenneth E. Marshall                Director                                         March 20, 2002
-----------------------------------------
         Kenneth E. Marshall

         /s/ Arthur C. Patterson                Director                                         March 20, 2002
-----------------------------------------
         Arthur C. Patterson

         /s/ Steven D. Whiteman                 Director                                         March 20, 2002
-----------------------------------------
         Steven D. Whiteman


                                  EXHIBIT INDEX

Exhibit Number      Exhibit
--------------      -------

      4 Instrument Defining Rights of Stockholders. Reference is made to Registrant's Registration Statement No. 0-24607 on Form 8-A, which is incorporated herein by reference pursuant to Item 3(b) of this Registration Statement.

      5 Opinion and consent of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP.

     23.1           Consent of Ernst & Young LLP, Independent Auditors.

     23.2 Consent of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP is contained in Exhibit 5.

     24 Power of Attorney. Reference is made to page II-3 of this Registration Statement.